UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR SECTION 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): December 16, 2025

Teledyne Technologies Incorporated
(Exact name of registrant as specified in its charter)

Delaware	1-15295	25-1843385
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
	1049 Camino Dos Rios Thousand Oaks, California	91360-2362
	(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (805) 373-4545
Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240. 13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name on each exchange on which registered
Common Stock, par value $.01 per share	TDY	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers

(e) On December 16, 2025, the Personnel and Compensation Committee and the Board of Directors of Teledyne Technologies Incorporated ("Teledyne"), with input from Exequity LLP, the Personnel and Compensation Committee's independent compensation consultant, took the following actions with respect to the compensation of Dr. Robert Mehrabian, Executive Chairman of Teledyne, and George C. Bobb III, President and Chief Executive Officer of Teledyne:

(i) The Personnel and Compensation Committee and the Board of Directors approved a Ninth Amended and Restated Employment Agreement with Dr. Mehrabian (the "Ninth Employment Agreement") and, on December 16, 2025, Teledyne and Dr. Mehrabian entered into the Ninth Employment Agreement, which amends and restates Dr. Mehrabian's Eighth Amended and Restated Employment Agreement, dated as of October 24, 2023, as amended on October 22, 2025 (the "Eighth Employment Agreement").

The Ninth Employment Agreement provides that Teledyne shall continue to employ Dr. Mehrabian as Executive Chairman, with primary responsibility to manage the affairs of the Board and to manage and direct mergers and acquisition activities, strategic planning, technology and margin expansion initiatives of Teledyne. The term of the Ninth Employment Agreement continues through December 31, 2028.

The Mehrabian Employment Agreement further provides for the following, among other things:

•Base Salary: Dr. Mehrabian’s base salary shall be $1,300,000 effective as of January 1, 2026, subject to future annual increases at the discretion of the Committee.

•AIP: As was also provided in the Eighth Employment Agreement, Dr. Mehrabian shall participate in Teledyne's Annual Incentive Plan (AIP) with a target opportunity of 150% of base salary.

•Performance Plan: Starting in 2026, Dr. Mehrabian will participate at a target opportunity of 110% of base salary.

•Restricted Stock: Starting in 2026, Dr. Mehrabian shall participate in the performance-based restricted stock award program with annual grants equal to at least 110% of base salary as of the date of the grant subject to meeting targets set forth in the restricted stock award.

In addition, Dr. Mehrabian will receive a one-time special retention performance-based restricted stock award grant of $3.3 million at the same time as annual grants of restricted stock are made in 2026. This additional, one-time grant is subject to meeting targets set forth in the restricted stock award.

•Stock Options: With respect to options granted to Dr. Mehrabian beginning in 2026 and thereafter, if any, the Ninth Employment Agreement provides that Dr. Mehrabian’s stock option grants will have a fair value as of the grant date equal to 110% of base salary. As was also provided in the Eighth Employment Agreement, the Ninth Employment Agreement provides that (i) in the event of Dr. Mehrabian’s separation of service for any reason other than death, outstanding stock options shall continue to vest and the right of Dr. Mehrabian to exercise vested stock options, when and as vested, shall continue and (ii) in the event of the death of Dr.

Mehrabian, all outstanding options shall vest in full and the right of Dr. Mehrabian’s beneficiary to exercise the stock options shall terminate upon the expiration of twelve months from the date of Dr. Mehrabian’s death; provided that in no event may such stock options be exercised after the expiration of any applicable option period.

•Employee Benefits: Dr. Mehrabian is entitled to participate in each qualified, non-qualified and supplemental employee benefit, executive benefit, fringe benefit and perquisite plan, policy or arrangement of Teledyne applicable to executive level employees. This includes the provision of risk-based, business related and personal security services, as determined to be appropriate by Teledyne's security team, based on Dr. Mehrabian's executive position and profile.

•Supplemental Pension Benefit: As was also provided in the Eighth Employment Agreement, with respect to Dr. Mehrabian’s Non-Qualified Pension Benefit, which provides for payments supplemental to any accrued pension under Teledyne’s qualified pension plan equal to 50% of his base salary for ten years following Dr. Mehrabian’s retirement, the Mehrabian Employment Agreement provides that the base salary rates to be used for calculating the payments shall be the rates in effect for 2018 (which was $995,000). As was also provided in the Eighth Employment Agreement, the Ninth Employment Agreement further provides that Teledyne will pay to Dr. Mehrabian (or his designee in the event of death) any unpaid amounts under the Non-Qualified Pension Benefit in a single lump sum payment within sixty (60) days following the date of Dr. Mehrabian’s death or disability. In addition, Dr. Mehrabian may request a payment under the Non-Qualified Pension Benefit in the event of an unforeseeable emergency as such term is defined under Section 409A of the Internal Revenue Code.

•Post-Retirement Medical Coverage: As was also provided in the Eighth Employment Agreement, commencing on Dr. Mehrabian’s separation from service (for any reason) and continuing for the longer to live of Dr. Mehrabian and his spouse, Dr. Mehrabian and his spouse shall be deemed participants in Teledyne’s medical benefit plan offered to all employees of Teledyne and be deemed to be eligible to receive the benefits under the medical plan. Dr. Mehrabian shall be charged for such deemed participation at a rate equal to the monthly rate the medical plan charges former participants and spouses eligible for continuation coverage under COBRA, plus the rate payable by the employer, as each such COBRA rate is adjusted from time to time.

A copy of the Ninth Employment Agreement is attached to this Current Report on Form 8-K as Exhibit 10.1 and is incorporated herein by reference.

(ii)    The Personnel and Compensation Committee approved the following changes to Mr. Bobb's compensation:

•Base Salary: Effective January 1, 2026, Mr. Bobb's annual base salary will be $1,000,000.

•AIP: Starting in 2026, Mr. Bobb will participate in Teledyne's AIP with a target opportunity of 130% of base salary.

•Performance Plan: Starting in 2026, Mr. Bobb will participate at a target opportunity of 140% of base salary.

•Restricted Stock: Starting in 2026, Mr. Bobb shall participate in the performance-based restricted stock award program with annual grants equal to at least 140% of base salary as of the date of the grant subject to meeting targets set forth in the restricted stock award.

•Stock Options: Starting in 2026, Mr. Bobb will be eligible to receive a stock option grant having a fair value as of the grant date equal to 140% of base salary.

•Employee Benefits: Effective January 1, 2026, Mr. Bobb will be eligible to receive the provision of risk-based, business related and personal security services, as determined to be appropriate by Teledyne's security team, based on Mr. Bobb's executive position and profile.

Item 8.01 Other Events

On December 16, 2025, the Board of Directors of Teledyne, upon the recommendation of the Nominating and Governance Committee of the Board of Directors, approved a revised Sixth Amended and Restated Bylaws (the “Restated Bylaws”) in connection with permitting stockholders who hold, in the aggregate, at least 25% of the combined voting power of all outstanding voting securities of Teledyne to call a special meeting of stockholders.

The effectiveness of the Restated Bylaws is subject to and conditioned upon the approval by Teledyne’s stockholders, at Teledyne's 2026 annual meeting of stockholders, of the amendment to Teledyne's Restated Certificate of Incorporation to permit stockholders who hold, in the aggregate, at least 25% of the combined voting power of all outstanding voting securities of Teledyne to call a special meeting of stockholders (the “Charter Amendment”). Teledyne's current Bylaws will remain in effect unless and until stockholders approve the Charter Amendment.

The Restated Bylaws are filed as Exhibit 99.1 to this current report on Form 8-K and are incorporated herein by reference. Exhibit 99.1 is blacklined to show the amendments reflected in the Restated Bylaws as compared to Teledyne’s current Bylaws.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit 10.1	Ninth Amended and Restated Employment Agreement, dated December 16, 2025, by and between Teledyne Technologies Incorporated and Dr. Robert Mehrabian
Exhibit 99.1	Proposed Sixth Amended and Restated Bylaws of Teledyne Technologies Incorporated (marked to show the Amendments to the Fifth Amended and Restated Bylaws as currently in effect)
Exhibit 104	Cover Page Interactive Data File (embedded within the Inline XBRL Document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TELEDYNE TECHNOLOGIES INCORPORATED

By:	/s/ Stephen F. Blackwood
Stephen F. Blackwood
Executive Vice President and Chief Financial Officer
Dated: December 18, 2025